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                                                                      EXHIBIT 99


                                                                        CONTACT:
                                                                     SCOTT ALLEN
                                                                PUBLIC RELATIONS
                                                                  (408) 749-3311



                       AMD REPORTS SECOND QUARTER RESULTS


     SUNNYVALE, CA --- JULY 8, 1997 -- AMD today reported sales of $594,561,000 for its second quarter, ended June 29, 1997. Net income amounted to $9,968,000, or $0.07 per common share, fully diluted.

     Sales rose by 31 percent over the second quarter of 1996, when the company reported revenues of $455,077,000, and a net loss of $34,672,000, or $0.26 per common share.

     Sales grew by 8 percent over the immediate-prior quarter, when AMD reported sales of $551,999,000 and net income of $12,951,000, or $0.09 per common share, fully diluted.

     For the first six months of 1997, the company reported total revenues of $1,146,560,000, and net income of $22,919,000, or $0.16 per common share. For the same period a year ago, AMD reported revenues of $999,289,000 and a net loss of $9,345,000, or $0.07 per common share.

     "Our Computation Products Group's sales grew by 36 percent over the immediate-prior quarter, driven by $100 million in sales of AMD-K6/(TM)/ MMX/(TM)/ enhanced processors," said W.J. Sanders III, chairman and chief executive officer. "We shipped more than 350,000 AMD-K6 processors since our launch on April 2, 1997. We also shipped our first companion microprocessor chipsets in volume during the quarter.

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     "The combined revenues of our Communications Group, our Memory Group, and
Vantis/(TM)/, our programmable logic business unit, were essentially flat with the immediate-prior quarter and up 8 percent from the comparable period of 1996," said Sanders.

     "The marketplace is rapidly moving to MMX enhanced processors. The industry has acknowledged the excellence of the AMD-K6 MMX enhanced processor, and we are pleased with customer acceptance worldwide.

     "We have converted all of our Microsoft/(R)/ Windows/(R)/-compatible microprocessor production to AMD-K6 MMX enhanced processors. We are executing well on our production ramp toward our goal of shipping millions of units in the second half of 1997. Our overall book-to-bill ratio was greater than parity, resulting from strong bookings for the AMD-K6 MMX enhanced processor," Sanders concluded.

ABOUT AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets. AMD produces processors, flash memories, programmable logic devices, and products for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $2 billion in 1996. (NYSE: AMD).

CAUTIONARY STATEMENT

     This press release contains forward-looking statements about management's expectations of future performance. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from current expectations.

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     The forward-looking statements about the AMD-K6 MMX enhanced processor involve risks and uncertainties that the company's production ramp will fall short of expectations, that customer demand for the product will fall short of available production capacity, that new wafer fabrication process technologies will not be developed as rapidly as customers need or demand, and that economic conditions will change and affect demand for microprocessors and other integrated circuits. Investors are urged to consult the risks and uncertainties detailed in the company's reports filed with the Securities and Exchange Commission.

WORLD WIDE WEB: Press announcements and other information about AMD are available on the Internet via the World Wide Web. Type http://www.amd.com at the URL prompt.


AMD-K6 AND VANTIS ARE TRADEMARKS OF ADVANCED MICRO DEVICES, INC.

AMD, THE AMD LOGO AND COMBINATIONS THEREOF ARE REGISTERED TRADEMARKS OF ADVANCED MICRO DEVICES, INC.

MMX IS A TRADEMARK OF INTEL CORPORATION.

MICROSOFT AND WINDOWS ARE REGISTERED TRADEMARKS OF MICROSOFT CORPORATION.